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             FIRST AMENDMENT TO SUPPLY AND DISTRIBUTION AGREEMENT*
             ----------------------------------------------------

        THIS FIRST AMENDMENT ("Amendment"), is made effective as of this 25th day of April, 1995, by and between CHIRON VISION CORPORATION, a Delaware corporation (formerly Chiron IntraOptics, Inc. and successor to Chiron Ophthalmics, Inc.) ("Chiron"), and TRI-POINT MEDICAL L.P., a Delaware limited partnership ("Tri-Point").

                                  BACKGROUND
                                  ----------

        A. Chiron and Tri-Point entered into a certain Supply and Distribution Agreement, effective as of July 14, 1992 (the "Agreement"), pursuant to which, among other things, (i) Tri-Point appointed Chiron as Tri-Point's exclusive, worldwide distributor for the advertising, promotion, sale and distribution of Product for ophthalmic use in humans, and
(ii) Tri-Point agreed to supply Chiron with the amounts of Product ordered by Chiron pursuant to the provisions of the Agreement, all as described more fully in the Agreement. All initially capitalized terms used but not defined in this Amendment shall have the respective meanings assigned to them in the Agreement.

        B. Chiron and Tri-Point desire to enter into this Amendment to (i) amend the Purchase Price for Product to be paid by Chiron to Tri-Point under the Agreement and (ii) provide for the payment by Chiron to Tri-Point of royalties on Chiron's Net Sales Price per Unit of Product.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

        1.      Amendments to Agreement.
                -----------------------

                (a) The following words are hereby inserted immediately after the word "parties" in the second line of the definition of "Net Sales Price," set forth in Section 1.4 of the Agreement:

                "including, without limitation, any sublicensee or other person or entity that sells or otherwise distributes Product for or on behalf of CHIRON,"

                (b) Section 5.4 of the Agreement is hereby amended and restated in its entirety as follows:

                       "5.4 Payment of Purchase Price.  TRI-POINT shall invoice
                            -------------------------
                       CHIRON for the Purchase Price of Product when shipped. Each shipment of Product shall constitute a separate sale obligating CHIRON to pay TRI-POINT

* Portions of this exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 406 under the Securities Act of 1933. Such portions are marked by "X" or the word "Redacted."

                                       1




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                therefor in accordance with the terms hereof.  Each TRI-POINT invoice shall be due and payable within thirty (30) days after the date thereof."

        (c) The following provisions are hereby added to the Agreement at the end of Article 5 thereof:

                       "5.5 Payment of Royalties.
                            --------------------
                       (a) Commending on the date of the first direct or indirect sale or other distribution of Product outside of the United States of America by CHIRON or any of its sublicensees, and continuing through the balance of the term of this Agreement, CHIRON shall pay to TRI-POINT royalties equal to XXXXXXXXXXX of CHIRON's Net Sales Price per Unit of Product. The royalty calculations shall be made on a per Unit of Product basis. The per Unit of Product royalty shall be reduced by the applicable Purchase Price paid by CHIRON for the Unit of Product pursuant to the provisions of Sections 5.2 through 5.4 above. The amount by which any per unit royalty amount is less than the applicable Purchase Price paid by CHIRON for the Unit of Product shall be absorbed by CHIRON.

                       (b) Within sixty (60) days after each calendar quarter during the term of this Agreement (ending on each March 31, June 30, September 30 and December 31,) CHIRON shall furnish TRI-POINT with a report setting forth for such calendar quarter: (i) the actual Net Sales Price for all Units of Products sold by CHIRON during the calendar quarter; (ii) the Purchase Price paid by CHIRON to TRI-POINT for the Units of Product sold by CHIRON during the calendar quarter; and (iii) the calculation of the royalties payable by CHIRON to TRI-POINT pursuant to the preceding Section 5.5(a). Simultaneously with making such report CHIRON shall pay to TRI-POINT the amount of royalties then due and payable by CHIRON to TRI-POINT.

                       5.6 General Payment Terms. All payments required to be
                           ---------------------
                       paid hereunder shall be made in legal currency of the United States of American by CHIRON check payable to TRI-POINT and sent to TRI-POINT at its address set forth in
                       Section 12.4 below or such other location as TRI-POINT may from time to time designate in writing to CHIRON. A payment will be deemed to have been made when received at such location. Net Sales Price shall first be determined in the currency in which Products were sold and then converted into its equivalent in United States currency each month, at the average monthly conversion rate for such foreign currency

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                                                         Agreement No. 09095.2





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                computed based on the conversion rate as published in the Wall
                Street Journal for such month.

                5.7 Restriction of Funds. If the law or regulation of any
                    --------------------
                country shall at any time operate or prohibit the transfer of funds there from to TRI-POINT, CHIRON shall notify TRI-POINT to such effect and shall have the right to pay or cause to be paid hereunder on account of sales of Product in such country by local currency (if CHIRON is paid in such currency) to the account of TRI-POINT in an interest bearing account if permissible at prevailing commercial interest rate in a bank in such country (which account and bank are reasonably acceptable to TRI-POINT). CHIRON shall thereafter cooperate with all reasonable requests of TRI-POINT in TRI-POINT's efforts to obtain the lawful release of funds to TRI-POINT, but shall have no further responsibility therefore.

                5.8 Taxes. Any and all taxes levied by a proper taxing authority
                    -----
                in any country and paid by CHIRON or its sublicensees on account of payments accruing to TRI-POINT under this Agreement, for which provision is made in the law or by regulation for withholding of taxes, will be deducted from amounts paid by CHIRON; provided that, proof of payment is secured and promptly sent to TRI-POINT as evidenced of such payment.

                5.9 Records. CHIRON shall maintain complete and accurate books
                    -------
                and records which enable TRI-POINT to verify the Net Sales Price of all Units of Product sold or otherwise distributed by CHIRON, CHIRON's compliance with minimum purchase requirements, and royalties payable by CHIRON. CHIRON shall maintain the books and records (a) on an accrual basis and in accordance with generally accepted accounting principles and (b) relating to each calendar quarter for two (2) years after the submission of each report required to be submitted by it under Section 5.5(b) hereof, provided, however, that if there is a good faith dispute between the parties continuing at the end of any such two (2) year period, the time period for which CHIRON must maintain such books and records shall be extended until such time that the dispute is finally resolved.

                5.10 Audit. TRI-POINT shall have the right, on no more than an
                     -----
                annual basis, to have an independent accounting firm audit all of the books and records maintained by CHIRON pursuant to
                Section 5.7 on behalf of TRI-POINT. Such audit rights of TRI-POINT

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                                                         Agreement No. 090596.2

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                       shall survive for two (2) years after the expiration or
                       termination of the term of this agreement."

                (d) The address for CHIRON for notices under the Agreement as set forth in Section 12.4 shall be:

                               Chiron Vision Corporation
                               500 Iolab Drive
                               Claremont, California 91711
                               Attn:  Chairman and Chief Executive Officer
                               Fax: (909) 399-1572

            with a copy to     Chiron Vision Corporation
                               500 Iolab Drive
                               Claremont, California 91711
                               Attn: Legal Department
                               Fax: (909) 399-1376

                (e) Exhibit D to the Agreement is hereby amended and restated in its entirety as follows:

                                     XXXX
                                    XXXXX

                           XXXXXXXXXXXXXXXXXXXXXXXX
                                XXXXXXXXXXXXXXX


        3.      Governing Law.  This Amendment shall be governed by and
                -------------
interpreted and enforced in accordance with the laws of the State of Delaware, U.S.A., without giving effect to the conflict of laws principles thereof.

        4.      Counterparts.  This Amendment shall become binding when any one
                ------------
or more counterparts hereof, individually or taken together, shall bear the signatures of each of the parties hereto. This Amendment may be executed in any number of counterparts, each of which shall be an original as against either party whose signature appears thereon, but all of which together shall constitute but one and the same instrument.

        5.      Entire Agreement.  The Agreement, as amended by Amendment, the
                ----------------
Stockholders Agreement, and the Confidentiality Agreement dated November 16, 1990, between the parties, set forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. The Agreement, as amended by this Amendment, is hereby ratified and confirmed to be in full force and effect. This Agreement shall not be amended or modified except by written instrument duly executed by each of the parties hereto.

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                                                          Agreement No. 090595.2

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        IN WITNESS WHEREOF, the parties have duly executed this Amendment on the date first written above.

                                      CHIRON VISION CORPORATION


                                      By:  /s/ William H. Link
                                         ------------------------------
                                         William H. Link, Ph.D.
                                         Chairman & CEO




                                      TRI-POINT MEDICAL, L.P.


                                      By: /s/ Robert V. Toni
                                         -----------------------------
                                         Robert V. Toni
                                         President & CEO



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                                                          Agreement No. 090595.2